FORM 10f-3           FUND: PW Premier Insured

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.       Issuer:  Maine Health Higher Ed

2.       Date of Purchase:  December 1, 1994

3.       Date offering commenced:  November 22, 1994

4.       Underwriters from whom purchased:  A.G. Edwards

5.       "Affiliated Underwriter" managing or participating in syndicate:

         PaineWebber

6.       Aggregate principal amount of purchase:  1,500,000

7.       Aggregate principal amount of offering:  43.085

8.       Purchase price (net of fees and expenses):  96.379

9.       Initial public offering price:  96.379

10.      Commission, spread or profit:   _____%                $0.00

11.      Have the following conditions been satisfied?                             YES             NO

         a.       The securities are part of an issue registered under the
                  Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29)
                  of the Securities Exchange Act of 1934.                            x           _______

         b.       The securities were purchased prior to the end of the
                  first full business day of the offering at not more than
                  the initial offering price (or, if a rights offering, the
                  securities were purchased on or before the fourth day
                  preceding the day on which the offering terminated).               x           _______

         c.       The underwriting was a firm commitment underwriting.               x           _______

         d.       The commission, spread or profit was reasonable and fair
                  in relation to that being received by others for
                  underwriting similar securities during the same period.            x           _______

         e.       (1)  If securities are registered under the Securities
                  Act of 1933, the issuer of the securities and its
                  predecessor have been in continuous operation for not
                  less than three years.                                             x           _______

                  (2)  If securities are municipal securities, the issue of
                  securities has received an investment grade rating from a
                  nationally recognized statistical rating organization or,
                                                                        --
                  if the issuer or entity supplying the revenues from which
                  the issue is to be paid shall have been in continuous
                  operation for less than three years (including any
                  predecessor), the issue has received one of the three
                  highest ratings from at least one such rating
                  organization.                                                      x           _______

         f.       The amount of such securities purchased by all of the
                  investment companies advised by Mitchell Hutchins did not
                  exceed 4% of the principal amount of the offering or
                  $500,000 in principal amount, whichever is greater,
                  provided that in no event did such amount exceed 10% of
                  --------
                  the principal amount of the offering.                              x           _______

         g.       The purchase price was less than 3% of the Fund's total
                  assets.                                                            x           _______

         h.       No Affiliated Underwriter was a direct or indirect
                  participant in or beneficiary of the sale or, with
                  respect to municipal securities, no purchases were
                  designated as group sales or otherwise allocated to the
                  account of any Affiliated Underwriter.                             x           _______

Approved: ______________________________________     Date: ___________________